UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

SJW Group
(Exact name of registrant as specified in its charter)

Delaware	77-0066628
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

110 West Taylor Street San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:
None

EXPLANATORY NOTE
SJW Group (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.001 per share (the “Common Stock”) from the New York Stock Exchange LLC (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects that the listing and trading of its Common Stock on the NYSE will end at market close on November 7, 2024, and that the trading of its Common Stock on Nasdaq will begin upon the market opening on November 8, 2024.

Item 1. Description of Registrant’s Securities to be Registered.
The description of the Registrant’s Common Stock included in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 001-8966), filed with the Securities and Exchange Commission on February 23, 2024, is incorporated herein by reference, except that (a) the reference to the Common Stock being listed on the NYSE is hereby amended to refer to Nasdaq, and (b) the transfer agent and registrar for the Common Stock is hereby amended to refer to Equiniti Trust Company, LLC.

Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW GROUP

Date: November 7, 2024	/s/ Andrew F. Walters
Andrew F. Walters
Chief Financial Officer, Treasurer and Interim Principal Accounting Officer